July 16, 2009
Pike Electric Corporation
100 Pike Way
Mt. Airy, NC 27030
     Re: Registration Statement on Form S-3
Ladies and Gentlemen:
     We have acted as counsel to Pike Electric Corporation, a Delaware corporation (the “Company”), and its subsidiaries Pike Electric, Inc., a North Carolina corporation, and Pike Equipment and Supply Company, LLC, a North Carolina limited liability company (together, the “Guarantors”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company and the Guarantors with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to, among other things, the issuance and sale from time to time pursuant to Rule 415 promulgated under the Securities Act of the following securities:
(1)	shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”);

(2)	shares of the Company’s preferred stock, par value $0.001 per share (the “Preferred Stock”);

(3)	the Company’s debt securities, which may be either senior debt securities (the “Senior Debt Securities”) or subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”) and which may be issued with related guarantees (the “Guarantees”) by the Guarantors;

(4)	warrants (the “Warrants”); and

(5)	units composed of any combination of Common Stock, Preferred Stock, Debt Securities and Warrants (the “Units”).
     The Common Stock, Preferred Stock, Debt Securities, Guarantees, Warrants and Units are collectively referred to herein as the “Securities.” The maximum public offering price of the Securities being registered is $250,000,000.
     In connection with rendering the opinions set forth below, we have examined (i) the Registration Statement, including the exhibits filed therewith; (ii) the Certificate of Incorporation of the Company dated July 1, 2005 (the “Certificate of Incorporation”); (iii) the Bylaws of the Company, as amended through the date hereof; (iv) the Articles of Restatement of the Articles of Incorporation of Pike Electric, Inc. dated July 31, 2008; (v) the Bylaws of Pike Electric, Inc., as amended through the date hereof; (vi) the Articles of Conversion including Articles of Organization of Pike Equipment and Supply Company, LLC dated June 29, 2007; (vii) the operating agreement of Pike Equipment and Supply Company, LLC dated June 29, 2007; (viii) resolutions adopted by the Board of Directors of the Company (the “Board of Directors”) and by the board of directors (or equivalent governing body) of each Guarantor; (ix) the form of the Senior Indenture filed as Exhibit 4.6 to the Registration Statement; and (x) the form of the Subordinated Indenture filed as Exhibit 4.7 to the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Guarantors and such agreements, certificates of public officials, certificates of officers or other representatives of the Company, the Guarantors and others, and such other documents, and have considered such matters of law and fact, in each case as we have deemed appropriate to render the opinions contained herein. With respect to certain facts, we have considered it appropriate to rely upon certificates or other comparable documents of public officials and officers or other appropriate representatives of the Company and the Guarantors without investigation or analysis of any underlying data contained therein.
     For the purposes of this opinion letter, we have assumed that (i) each document submitted to us is accurate and complete; (ii) each such document that is an original is authentic; (iii) each such document that is a copy conforms to an authentic original; and (iv) all signatures (other than signatures on behalf of the Company and the Guarantors) on each such document are genuine. We have further assumed the legal capacity of natural persons, and we have assumed that each party to the documents we have examined or relied on (other than the Company and the Guarantors) has the legal capacity or authority and has satisfied all legal requirements that are applicable to that party to the extent necessary to make such documents enforceable against that party. We have not verified any of the foregoing assumptions.
     The opinions expressed in this opinion letter are limited to (i) the federal laws of the United States; (ii) the General Corporation Law of the State of Delaware (the “DGCL”), including all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the DGCL; (iii) the law of the State of North Carolina; and (iv) solely in connection with the opinions given in numbered paragraphs 3 and 4 below, the law of the State of New York. We are not opining on, and we assume no responsibility for, the applicability to or effect on any of the matters covered herein of (i) any other laws; (ii) the laws of any other jurisdiction; or (iii) the law of any county, municipality or other political subdivision or local governmental agency or authority.
     Based on and subject to the foregoing, and assuming that (i) the Registration Statement and any required post-effective amendment thereto will be effective and will comply with all applicable laws at the time the relevant Securities are offered or issued as contemplated by the Registration Statement or any such post-effective amendment; (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (iv) the Board of Directors, or any duly authorized committee thereof, shall not have rescinded or otherwise modified its authorization of any such issuance of Securities or the establishment of the terms of any series of such Securities or any related matters; (v) the board of directors (or equivalent governing body) of each Guarantor shall not have rescinded or otherwise modified its authorization of any such issuance of Guarantees or the establishment of the terms of such Guarantees or any related matters; (vi) the Company shall remain at all times a corporation incorporated under the laws of the State of Delaware; and (vii) the additional qualifications and other matters set forth below, it is our opinion that:
     1. When the (i) the terms of an issuance and sale of Common Stock have been duly authorized and approved by all necessary action of the Board of Directors, or a duly authorized committee thereof, so as not to violate any applicable law, rule or regulation or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (ii) certificates for the shares of the Common Stock have been duly executed, authenticated (if required), issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with any agreement or instrument binding upon the Company, upon payment of the consideration fixed therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors, or a duly authorized committee thereof, the Common Stock will be validly issued, fully paid and nonassessable.
     2. Assuming the terms of such Preferred Stock have been duly established so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, when (i) the terms of the Preferred Stock have been duly established in conformity with the Certificate of Incorporation, as it may be amended from time to time hereafter, and the terms of the Preferred Stock and the issuance and sale thereof have been duly authorized and approved by all necessary action of the Board of Directors, or a duly authorized committee thereof; (ii) either a Certificate of Amendment of the Company’s Certificate of Incorporation or a Certificate of Designation, in either case, fixing and determining the terms of the Preferred Stock has been duly filed with the Secretary of State of the State of Delaware and upon payment in full of any filing fees attendant thereto; and (iii) certificates representing the shares of the Preferred Stock have been duly executed, authenticated (if required), issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with any agreement or instrument binding upon the Company, upon payment of the consideration fixed therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors, or a duly authorized committee thereof, the Preferred Stock will be validly issued, fully paid and nonassessable.
     3. Assuming the terms of such Senior Debt Securities and any Guarantees related thereto have been duly established in accordance with the senior indenture pursuant to which the Senior Debt Securities and related Guarantees are to be issued, which is substantially in the form of the Senior Indenture filed as Exhibit 4.6 to the Registration Statement (together with any applicable supplement thereto, the “Senior Indenture”), and so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company or a Guarantor and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or a Guarantor, when (i) the terms and the execution and delivery of the Senior Indenture and the Senior Debt Securities, and the issuance and sale of the Senior Debt Securities, have been duly authorized and approved by all necessary action of the Board of Directors, or a duly authorized committee thereof; (ii) the terms and the execution and delivery of the Senior Indenture and the Guarantees, and the issuance and sale of the Guarantees, have been duly authorized and approved by all necessary action of the board of directors (or equivalent governing body) of each Guarantor; (iii) the Senior Indenture has been duly executed and delivered by the Company, the Guarantors and the trustee to be named in the prospectus supplement relating to the offering of the Senior Debt Securities and any related Guarantees (the “Senior Debt Trustee”) and constitutes the legally valid and binding obligation of the Senior Debt Trustee; (iv) the Senior Debt Trustee is eligible under the Trust Indenture Act of 1939, as amended, to act in such capacity under the Senior Indenture and has been duly appointed and a Statement of Eligibility of Trustee on Form T-1 has been filed in compliance with the Securities Act and the rules and regulations promulgated thereunder; (v) the Senior Debt Securities have been duly executed, authenticated (if required), issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the Senior Indenture and any other agreement or instrument binding upon the Company; and (vi) the Guarantees have been duly executed, authenticated (if required), issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the Senior Indenture and any other agreement or instrument binding upon the Guarantors, upon payment of the consideration fixed therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company and the board of directors (or equivalent governing body) of each Guarantor, the Senior Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and the Guarantees related thereto, if any, will constitute valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms (subject in each case to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors or secured parties generally, and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or equity).
     4. Assuming the terms of such Subordinated Debt Securities and any Guarantees related thereto have been duly established in accordance with the subordinated indenture pursuant to which the Subordinated Debt Securities and related Guarantees are to be issued, which is substantially in the form of the Subordinated Indenture filed as Exhibit 4.7 to the Registration Statement (together with any applicable supplement thereto, the “Subordinated Indenture”), and so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company or a Guarantor and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or a Guarantor, when (i) the terms and the execution and delivery of the Subordinated Indenture and the Subordinated Debt Securities, and the issuance and sale of the Subordinated Debt Securities, have been duly authorized and approved by all necessary action of the Board of Directors, or a duly authorized committee thereof; (ii) the terms and the execution and delivery of the Subordinated Indenture and the Guarantees, and the issuance and sale of the Guarantees, have been duly authorized and approved by all necessary action of the board of directors (or equivalent governing body) of each Guarantor; (iii) the Subordinated Indenture has been duly executed and delivered by the Company, the Guarantors and the trustee to be named in the prospectus supplement relating to the offering of the Subordinated Debt Securities and any related Guarantees (the “Subordinated Debt Trustee”) and constitutes the legally valid and binding obligation of the Subordinated Debt Trustee; (iv) the Subordinated Debt Trustee is eligible under the Trust Indenture Act of 1939, as amended, to act in such capacity under the Subordinated Indenture and and has been duly appointed and a Statement of Eligibility of Trustee on Form T-1 has been filed in compliance with the Securities Act and the rules and regulations promulgated thereunder; (v) the Subordinated Debt Securities have been duly executed, authenticated (if required), issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the Subordinated Indenture and any other agreement or instrument binding upon the Company; and (vi) the Guarantees have been duly executed, authenticated (if required), issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the Subordinated Indenture and any other agreement or instrument binding upon the Guarantors, upon payment of the consideration fixed therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company and the board of directors (or equivalent governing body) of each Guarantor, the Subordinated Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and the Guarantees related thereto, if any, will constitute valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms (subject in each case to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors or secured parties generally, and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or equity).
     5. Assuming the terms of such Warrants have been duly established in accordance with the applicable warrant agreement pursuant to which the Warrants are to be issued (the “Warrant Agreement”) so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, when (i) the terms and the execution and delivery of the Warrant Agreement relating to any Warrants and the terms of the Warrants, and of their issuance and sale, have been duly authorized and approved by all necessary action of the Board of Directors, or a duly authorized committee thereof; (ii) the Warrant Agreement relating to the Warrants has been duly executed and delivered by the Company and such warrant agent as shall have been appointed by the Company with respect thereto; and (iii) the Warrants or certificates representing the Warrants, as the case may be, have been duly executed, authenticated (if required), issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the terms of the applicable Warrant Agreement and any other agreement or instrument binding upon the Company, upon payment of the consideration fixed therefor in accordance with the applicable Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors, or a duly authorized committee thereof, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors or secured parties generally, and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or equity).
     6. Assuming that (A) the combination of the Securities of which such Units consist has been duly authorized and approved by all necessary action of the Board of Directors, or a duly authorized committee thereof, (B) the terms of such Units have been duly established in accordance with the applicable agreement pursuant to which such Units are to be issued (the “Unit Agreement”) so as not to violate any applicable law, rule or regulation or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (C) any Common Stock or Preferred Stock that form a part of such Units are validly issued, fully paid and nonassessable, as contemplated in numbered paragraphs 1 and 2 above, respectively, as applicable, (D) any Debt Securities and Guarantees that form a part of such Units constitute valid and binding obligations of the Company and Guarantors, respectively, enforceable against the Company and Guarantors in accordance with their respective terms, as contemplated in numbered paragraphs 3 and 4 above, as applicable, (E) any Warrants that form a part of such Units constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, as contemplated in numbered paragraph 5 above, and (F) any debt obligations, including any U.S. Treasury Securities, of third parties that form a part of such Units have been duly authorized, executed, authenticated (if required), issued and delivered in accordance with their respective terms, when (i) the terms and the execution and delivery of the Unit Agreement relating to any Units and the terms of the Units, and of their issuance and sale, have been duly authorized and approved by all necessary action of the Board of Directors, or a duly authorized committee thereof; (ii) the Unit Agreement relating to the Units has been duly executed and delivered by the Company and such purchase unit agent as shall be appointed by the Company with respect thereto; and (iii) the Units or certificates representing the Units, as the case may be, have been duly executed, authenticated (if required), issued and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto and in accordance with the terms of the applicable Unit Agreement and any other agreement or instrument binding upon the Company, upon payment of the consideration fixed therefor in accordance with the applicable Unit Agreement and the applicable purchase, underwriting or similar agreement approved by the Board of Directors, or a duly authorized committee thereof, the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms (subject to the effect of bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium and other laws affecting the rights and remedies of creditors or secured parties generally, and to the exercise of judicial discretion in accordance with general principles of equity, whether applied by a court of law or equity).
     7. If any Securities are issuable (the “Issuable Securities”) upon settlement, exercise, conversion or exchange of any other Securities (the “Initial Securities”) pursuant to the terms thereof,

when (i) the terms of the issuance of the Issuable Securities have been duly authorized and approved as provided in numbered paragraphs 1 through 6 above, as the case may be; and (ii) the Issuable Securities have been issued upon settlement, exercise, conversion or exchange, as the case may be, of Initial Securities as contemplated by the Registration Statement and any prospectus supplement relating thereto, in accordance with the terms of the applicable Initial Securities, the Issuable Securities and any agreement or instrument binding upon the Company, and so as not to violate any applicable law, rule or regulation or result in a default under or a violation of any agreement or instrument binding upon the Company, and so as to comply with any applicable requirement or restriction imposed by any court or governmental authority having jurisdiction over the Company, upon such issuance, the Issuable Securities so issued will be validly issued, fully paid and nonassessable.
     Our opinion in paragraph 6 as to the validity, binding effect and enforceability of the Units is not intended to address matters related to the Securities that may compose the Units insofar as these matters are addressed elsewhere in this opinion letter. We assume no obligation to update or supplement any of our opinions to reflect any changes of law or fact that may occur.
     We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus forming a part thereof. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.
Yours truly,
/s/ K&L Gates LLP
K&L Gates LLP